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                                                                   EXHIBIT 3.37


                            ARTICLES OF INCORPORATION

                                       OF

                             L & K ENTERPRISES, INC.

         The undersigned subscribers to these Articles of Incorporation, natural persons competent to contract, hereby form a corporation for profit under the laws of the State of Florida.

                                    ARTICLE I

         NAME:  The name of this corporation shall be L & K ENTERPRISES, INC.

                                   ARTICLE II

         NATURE OF BUSINESS: The corporation may engage in any activity or business permitted under the laws of the United States and of this State.

                                   ARTICLE III

         CAPITAL STOCK: The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is three hundred
(300) shares of ONE DOLLAR ($1.00) par value common stock. The consideration to be paid for each share shall be fixed by the Board of Directors from time to time.

                                   ARTICLE IV

         INITIAL CAPITAL: The amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

                                    ARTICLE V

         TERM OF EXISTENCE:  This corporation shall have perpetual existence.




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                                   ARTICLE VI

         TAXATION: It is intended that this corporation shall file for taxation under Subchapter S provision of the Internal Revenue Code.

                                   ARTICLE VII

         SMALL BUSINESS STOCK: It is intended that this corporation shall issue its stock under Section 1244 of the Internal Revenue Code of 1954 as amended, as a small business corporation.

                                  ARTICLE VIII

         INITIAL REGISTERED AGENT AND OFFICE: The street address of the initial principal office of this corporation is 12995 Cleveland Avenue, Fort Myers, Florida 33907, and the name of the initial registered agent of this corporation is Morton A. Goldberg, and the address of the registered agent is 2201 Main Street, Fort Myers, Florida 33901.

                                   ARTICLE IX

         DIRECTORS: The number of Directors shall be two (2) initially. The number of Directors may be increased or diminished from time to time by the By-Laws adopted by the Shareholders.

                                    ARTICLE X

         INITIAL DIRECTORS: The names and addresses of the initial Directors, who subject to the By-Laws of the Corporation shall hold office for the first year of existence of this Corporation or until his or her successor is elected and has qualified are:


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                  NAME AND ADDRESS
                  ----------------
                  KENN R. KEIM                           President

                  LU ANNE KEIM                           Secretary/Treasurer

         SUBSCRIBERS: The names and addresses of the subscribers to these Articles of Incorporation are as follows:

                  NAME AND ADDRESS
                  ----------------

                  KENN R. KEIM
                  12995 Cleveland Avenue
                  Fort Myers, Florida  33907

                  LU ANNE KEIM
                  12995 Cleveland Avenue
                  Fort Myers, Florida  33907

                                   ARTICLE XI

         EFFECTIVE DATE: These Articles of Incorporation shall be effective upon approval by the Secretary of State of the State of Florida.

                                   ARTICLE XII

         AMENDMENT: These Articles of Incorporation may be amended in the manner provided by law. Every amendment shall be approved by the Board of Directors, proposed by them to the shareholders and approved at a shareholders' meeting by a majority of the stock entitled to vote thereon, unless all of the Directors and all of the shareholders sign a written statement manifesting their intention that a certain amendment to the Articles of Incorporation be made.


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         IN WITNESS WHEREOF, I have hereunto set my hand and seal, acknowledged and filed the foregoing Articles of Incorporation, under the laws of the State of Florida, this 20th day of July, 1984.



s/ Deanna Hallatt                          s/ Kenn R. Keim                (SEAL)
----------------------------               -------------------------------
Witness                                    KENN R. KEIM



s/ Karen S. Eads                           s/ Lu Ann Keim                 (SEAL)
----------------------------               -------------------------------
Witness                                    LU ANN KEIM

STATE OF FLORIDA

COUNTY OF LEE

         I HEREBY CERTIFY that before me this day personally appeared KENN R. KEIM AND LU ANNE KEIM, to me known to be the individuals described in and who executed the foregoing Articles of Incorporation and acknowledged before me that they executed the same for the purposes therein expressed.

         WITNESS my hand and official seal in the County and State named, this 20th day of July, 1984.



                                                s/ Deborah Richards
                                                -------------------------------
                                                Notary Public

My Commission Expires:


-----------------------------



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                  CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
                 DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS
               STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED
               ---------------------------------------------------

         In pursuance of Chapter 48.091 Florida Statues, the following is submitted in compliance with said Act:

         First -- L & K ENTERPRISES, INC., desiring to organize under the laws of the State of Florida, with its principal office as indicated in the Articles of Incorporation at City of Fort Myers, County of Lee, State of Florida, has named Morton A. Goldberg located at 2201 Main Street, Fort Myers, Florida 33902, as its agent to accept service of process within this State.

ACKNOWLEDGMENT:

         Having been named to accept service of process for the above-stated corporation at place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provision of said Act relative to keeping open said office.



                                                       By: s/ Resident Agent
                                                           ---------------------
                                                              Resident Agent



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                              ARTICLES OF AMENDMENT
                             L & K ENTERPRISES, INC.

         Pursuant to Florida Statutes Section 607.1006, the Articles of Incorporation of the above-named Corporation are hereby amended as follows:

                                       1.

         Article I is hereby amended to read as follows:

              NAME: The name of this corporation shall be LRK ENTERPRISES, INC.

                                       2.

         The foregoing amendment was adopted on September 7, 1993.

                                       3.

         A roll call of shareholders was taken by the Secretary and it was reported that all of the shares outstanding and entitled to vote at the meeting were present in person or by proxy at the meeting and that a quorum was present. The proposed amendment was adopted by unanimous shareholder approval.

         IN WITNESS WHEREOF, we, the undersigned, have executed these Articles of Amendment, this 13th day of September, 1993.




                                                s/ Kenn R. Keim
                                                -------------------------------
                                                Kenn R. Keim, President

STATE OF FLORIDA
COUNTY OF LEE

         The foregoing instrument was acknowledged before me this 13th day of September, 1993, by Kenn R. Keim, President, of L & K Enterprises, Inc., a Florida corporation, on behalf of the corporation.



                                       s/ Carrie Broullere
                                       -----------------------------------------
                                       Notary Public, State of Florida at Large


                                       My Commission Expires:
                                                             ------------------



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                 ARTICLES OF AMENDMENT OF LRK ENTERPRISES, INC.

         Pursuant to Section 607.1006, Florida Statutes, the Articles of Incorporation of LRK Enterprises, Inc., a Florida corporation, are hereby amended as follows:

                                       1.

         Article I is hereby amended to read as follows:

                "NAME:  The name of this corporation shall be RDI GROUP, INC."

                                       2.

         The foregoing amendment was adopted on February 29, 1996.

                                       3.

         A roll call of shareholders was taken by the Secretary and it was reported that all of the shares outstanding and entitled to vote at the meeting were present in person or by proxy at the meeting, and that a quorum was present. The proposed Amendment was adopted by unanimous shareholder approval.

         IN WITNESS WHEREOF, we, the undersigned, have executed these Articles of Amendment, this 29th day of February, 1996.



                                                      s/ Randy L. Keim
                                                      --------------------------
                                                      RANDY L. KEIM, President

STATE OF FLORIDA           )
COUNTY OF LEE              )

         The foregoing instrument was acknowledged before me this 29th day of February, 1996, by RANDY L. KEIM, President, of LRK Enterprises, Inc., a Florida corporation, on behalf of the Corporation.

s/ Karen Parsons
--------------------------
Notary Public

My Commission Expires: JUNE 21, 1999
                       -------------



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